UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 27, 2010

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in its Charter)

New York	0-11321	11-2580136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Six International Drive, Suite 190

Rye Brook, New York 10573

(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                  Results of Operations and Financial Condition.

On April 29, 2010, Universal American Corp. issued a press release announcing its financial results for the first quarter ended March 31, 2010.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

All of the information in Item 2.02 of this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 8.01.                  Other Events.

On April 27, 2010, Universal American issued a press release announcing that it had entered into a definitive agreement to sell its wholly-owned subsidiary, CHCS Services, Inc., to Patni Americas, Inc., a wholly-owned subsidiary of Patni Computer Systems Limited.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.                  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated April 29, 2010, of Universal American Corp.
99.2	Press Release, dated April 27, 2010, of Universal American Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2010

UNIVERSAL AMERICAN CORP.

	By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated April 29, 2010, of Universal American Corp.
99.2	Press Release, dated April 27, 2010, of Universal American Corp.